HOLLYER BRADY BARRETT & HINES LLP
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                               Tel: (212) 818-1110
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                                                       October 23, 2006





To the Trustees of Tax-Free Trust of Arizona

     We consent to the incorporation by reference into post-effective amendment No. 26 under the 1933 Act and No. 27 under the 1940 Act of our opinion dated October 29, 1997.

                                             Hollyer Brady Barrett & Hines LLP


                                                 /s/ William L.D. Barrett
                                             by-------------------------
                                                Partner